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                                 EXHIBIT 10.31

                      FIFTH AMENDMENT TO CREDIT AGREEMENT

     This Fifth Amendment to Credit Agreement (this "Amendment") is entered into as of December 11, 1998, between Bank of America National Trust and Savings Association ("Bank") and K-Swiss, Inc. ("Borrower"), with reference to the following:

                                    Recitals
                                    --------

     A. Bank and Borrower are parties to that certain Credit Agreement dated as of March 25, 1994, as modified by amendments dated as of June 29, 1995, August 12, 1996, July 29, 1997, and September 9, 1998 (as amended, the "Credit Agreement").

     B. Bank and Borrower now desire to further amend the Credit Agreement on the terms and conditions set forth below.

                                   Agreement
                                   ---------

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

     2.   Amendments.  The Credit Agreement shall be amended as follows:

          (a) Paragraph 2.5(a) is amended in full to read as follows:

               "(a) The total of the undrawn and the drawn and unreimbursed amount (other than any amount added to the outstanding advances pursuant to Paragraph 2.5(e)) of standby letters of credit outstanding at any one time under the Revolving Facility may not exceed (i) Thirty Million Dollars ($30,000,000) for letters of credit issued to support the Borrower's performance of obligations in connection with purchases of inventory and
     (ii) Two Million Dollars ($2,000,000) for all other letters of credit."

         (b) Except as hereby amended, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

     3. Representations and Warranties. Borrower represents and warrants to Bank that: (a) no Event of Default has occurred and is continuing under the Credit Agreement, (b) the representations and warranties in the Credit Agreement are true as of the date of this Amendment, (c) this Amendment is within Borrower's powers, has been duly authorized, and does not conflict with Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


BANK OF AMERICA NATIONAL TRUST           K-SWISS, INC.
AND SAVINGS ASSOCIATION


By: /S/ Richard J. Pankow                By: /S/ George Powlick
    ------------------------------           -----------------------------------
        Richard J. Pankow                        George Powlick
        Vice President                           Vice President-Finance